UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2012

Upstream Worldwide, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50494	98-0412432
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 E. Broward Blvd., Suite 1200 Ft. Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 915-1550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 29, 2012, Upstream Worldwide, Inc. (“Upstream”) co-signed a 60-day $350,000 promissory note (the “Note”) with an interest rate of 0.2% per annum payable to certain members of Fort Knox Recycling, LLC, doing business as ecoSquid.

The Note was issued in connection with the acquisition of ecoSquid by ecoSquid Acquisition, Inc. (“Acquisition Corp”), an entity owned in part by Michael Brauser, Upstream’s Co-Chairman, Douglas Feirstein, Upstream’s Chief Executive Officer, Daniel Brauser, Upstream’s President and Chief Financial Officer and Nik Raman, Upstream’s Chief Operating Officer.

Following completion of a proposed reverse split, Upstream plans to complete a share exchange with Acquisition Corp’s shareholders by issuing 17.5 million post-split shares of common stock including 4.5 million shares each to Messrs. Feirstein, Daniel Brauser and Nik Raman and 2.5 million shares to each of Mr. Michael Brauser and another Upstream shareholder who agreed to invest $500,000 in Acquisition Corp. Mr. Michael Brauser and the other shareholder invested $150,000 in Acquisition Corp and agreed to pay the balance of $350,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPSTREAM WORLDWIDE, INC.

Date: March 2, 2012	By: /s/ Daniel Brauser
Name: Daniel Brauser
Title: Chief Financial Officer